September 24, 2012

Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by Each (1)
American Depositary Receipts
represents One hundred (100)
deposited share of
Ao Mosenergo (Form F-6 File No.
333-9820)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the ratio change for Ao Mosenergo.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised ratio change for Ao Mosenergo.

The Prospectus has been revised to reflect the new ratio, and has been over stamped with:

Effective October 9, 2012 the ratio
has changed to Each American
Depositary Share represents fifty
deposited hares (1:50)


Please contact me with any questions or
comments at 212 815-2281


Rajan Balsara
The Bank of New York Mellon - ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









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